American Midstream Partners, LP
Unaudited Pro Forma Financial Information
Introduction
References to “American Midstream,” “the Partnership,” “AMID,” “we,” “us,” or “our” in this section refer to American Midstream Partners, LP, and its consolidated subsidiaries. References to "JPE" or "AMID Predecessor" in this section refer to our predecessor, JP Energy Partners, LP.
Propane Business Disposition. On September 1, 2017, we completed the disposition of the Propane Marketing and Services business ("the Propane Business") pursuant to the Membership Interest Purchase Agreement dated July 21, 2017, between AMID Merger LP, a wholly owned subsidiary of AMID, and SHV Energy N.V. Through the transaction, the Partnership divested 100% of the Propane Business, including Pinnacle Propane’s 40 service locations; Pinnacle Propane Express’ cylinder exchange business and related logistic assets; and the Alliant Gas utility system. In connection with the transaction, we received approximately $169.0 million in cash, net of $1.0 million of customary closing adjustments.

Pro Forma Adjustments
The following unaudited pro forma condensed consolidated financial information is adjusted to reflect the disposition of the Propane Business which closed and was effective on September 1, 2017.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 gives effect to the above Propane Business sale as if it occurred on June 30, 2017.
The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 gives effect to the above Propane Business sale as if it occurred on January 1, 2014.
The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014, give effect to the above Propane Business sale on AMID Predecessor assuming it occurred on January 1, 2014.

On March 8, 2017, the Partnership completed the acquisition of JPE, an entity controlled by ArcLight Capital Partners, LLC ("ArcLight") affiliates, in a unit-for-unit exchange. In connection with the transaction, each JPE common or subordinated unit held by investors not affiliated with ArcLight was converted into the right to receive 0.5775 of a Partnership common unit, and each JPE common or subordinated unit held by ArcLight affiliates was converted into the right to receive 0.5225 of a Partnership common unit.

As both the Partnership and JPE were controlled by ArcLight, the acquisition represents a transaction among entities under common control and is accounted for as a common control transaction in a manner similar to a pooling of interests. Although the Partnership is the legal acquirer, JPE is considered to be the acquirer for accounting purposes as ArcLight obtained control of JPE before it obtained control the Partnership. Therefore, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014 represent those of AMID Predecessor on a stand-alone basis due to the fact that JPE was the accounting acquirer and the combined financial results of the Partnership and JPE have not yet been filed with the Securities and Exchange Commission (“SEC”)".

The Partnership has included additional supplemental information in "Note 6. Supplemental Information" following the pro forma financial information that reflects the impact of the Propane Business sale on the unaudited combined financial results of the Partnership and JPE for the years ended December 31, 2016, 2015 and 2014.
The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with AMID’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, which was filed with the SEC on August 10, 2017 and AMID Predecessor's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 13, 2017.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions outlined above and are factually supportable, directly attributable and are expected to have a continuing impact on AMID’s operating results. Additionally, the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma information. The Notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information, as described above.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to represent what our results of operations would have been had the transactions to which the pro forma adjustments relate occurred on the dates indicated and they do not purport to project our financial condition or results of operations for any future period. The pro forma adjustments may differ from those that will be calculated for purposes of reporting discontinued operations in future filings.

American Midstream Partners, LP and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2017
(in thousands, except per unit amounts)

	Historical AMID Consolidated	Sale of Propane Business		Proforma AMID Consolidated
Assets

Current assets
Cash and cash equivalents	$5,903	$166,470	a, b	$172,373
Restricted cash	18,965	—		18,965
Accounts receivable, net	22,905	(10,690)	a	12,215
Unbilled revenue	51,123	(1,559)	a	49,564
Inventory	8,105	(4,634)	a	3,471
Other current assets	39,655	(1,000)	a	38,655
Total current assets	146,656	148,587		295,243

Risk management assets long-term	7,704	—		7,704
Property, plant and equipment, net	1,166,421	(73,883)	a	1,092,538
Goodwill	217,498	(15,361)	a	202,137
Restricted cash long-term	5,038	—		5,038
Intangible assets, net	212,990	(18,884)	a	194,106
Investment in unconsolidated affiliates	286,548	—		286,548
Other assets, net	9,087	(27)	a	9,060
Total assets	$2,051,942	$40,432		$2,092,374

Liabilities, Equity and Partners' Capital

Current liabilities
Accounts payable	$34,156	$(3,229)	a	$30,927
Accrued gas purchases	14,582	—		14,582
Accrued expenses and other current liabilities	86,655	(6,663)	a	79,992
Current portion of long-term debt	1,757	(38)	a	1,719
Total current liabilities	137,150	(9,930)		127,220

Non-current liabilities
Asset retirement obligations	45,302	—		45,302
Other long-term liabilities	2,225	(140)	a	2,085
3.77% senior secured notes	55,294	—		55,294
8.50% senior unsecured notes	292,609	—		292,609
Revolving credit agreement	678,042	—		678,042
Deferred tax liability	9,455	—		9,455
Total liabilities	1,220,077	(10,070)		1,210,007

Convertible preferred units	338,195	—		338,195

Equity and partners' capital
General partner	(26,664)	657	c	(26,007)
Limited partner interests	502,311	49,845	c	552,156
Accumulated other comprehensive income	2	—		2
Total partner's capital	475,649	50,502		526,151

Noncontrolling interests	18,021	—		18,021
Total equity and partner's capital	493,670	50,502		544,172
Total liabilities, equity and partners' capital	$2,051,942	$40,432		$2,092,374

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

American Midstream Partners, LP and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Six Months Ended June 30, 2017
(in thousands, except per unit amounts)

	Historical AMID Consolidated	Sale of Propane Business		Proforma AMID Consolidated

Total revenue	$393,265	$(69,124)	d	$324,141

Operating expenses:
Costs of sales	261,601	(30,722)	d	230,879
Direct operating expenses	61,972	(25,859)	d	36,113
Corporate expenses	62,928	(5,440)	d	57,488
Depreciation, amortization and accretion	59,521	(7,531)	d	51,990
(Gain) loss on sale of assets, net	(176)	174	d	(2)
Total operating expenses	445,846	(69,378)		376,468
Operating loss	(52,581)	254		(52,327)
Other income (expense):
Interest expense	(35,118)	25	d	(35,093)
Other income	86	(108)	d	(22)
Earnings in unconsolidated affiliates	32,954	—		32,954
Loss from continuing operations before taxes	(54,659)	171		(54,488)
Income tax expense	(1,924)	44	d	(1,880)
Net loss from continuing operations	$(56,583)	$215		$(56,368)

Distribution declared per common unit (1)	$0.8250			$0.825
Limited partners' net loss per common unit:
Basic and diluted:
Loss from continuing operations	$(1.46)			$(1.45)

Weighted average number of common units outstanding:
Basic and diluted	51,870			51,870
____________________________
(1) Declared and paid each quarter related to prior quarter.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMID Predecessor
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2016
(In thousands, except per unit amounts)

	Historical AMID Predecessor Consolidated	Sale of Propane Business		Proforma AMID Predecessor Consolidated

Total revenue	$493,960	$(140,731)	e	$353,229

Operating expenses:
Cost of sales, excluding depreciation and amortization	350,187	(48,509)	e	301,678
Operating expense	64,137	(52,062)	e	12,075
General and administrative	42,581	(9,991)	e	32,590
Depreciation and amortization	47,151	(15,936)	e	31,215
Loss on disposal of assets, net	2,569	(2,183)	e	386
Loss on impairment of goodwill	15,456	(12,802)	e	2,654
Total costs and expenses	522,081	(141,483)		380,598
Operating loss	(28,121)	752	e	(27,369)
Other income (expenses)
Interest expense	(5,970)	36	e	(5,934)
Other income (expense)	628	(609)	e	19
Loss from continuing operations before income taxes	(33,463)	179		(33,284)
Income tax expense	(521)	2	e	(519)
Loss from continuing operations	$(33,984)	$181		$(33,803)

Distribution declared per common and subordinated unit	$1.30			$1.30

Basic and diluted loss per unit
Net loss from continuing operations allocated to common units	$(16,955)			$(16,865)
Weighted average number of common units outstanding - basic and diluted	18,514			18,514
Basic and diluted net loss from continuing operations per common unit	$(0.92)			$(0.91)

Net loss from continuing operations allocated to subordinated units	$(17,029)			$(16,938)
Weighted average number of subordinated units outstanding - basic and diluted	18,125			18,125
Basic and diluted net loss from continuing operations per subordinated unit	$(0.94)			$(0.93)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMID Predecessor
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(In thousands, except per unit amounts)

	Historical AMID Predecessor Consolidated	Sale of Propane Business		Proforma AMID Predecessor Consolidated

Total revenue	$680,585	$(170,906)	e	$509,679

Operating expenses:
Cost of sales, excluding depreciation and amortization	527,476	(65,698)	e	461,778
Operating expense	69,377	(56,883)	e	12,494
General and administrative	45,383	(12,508)	e	32,875
Depreciation and amortization	46,852	(17,261)	e	29,591
Loss on disposal of assets, net	909	(1,060)	e	(151)
Goodwill impairment	29,896	—	e	29,896
Total costs and expenses	719,893	(153,410)		566,483
Operating income (loss)	(39,308)	(17,496)	e	(56,804)
Other income (expenses)
Interest expense	(5,375)	47	e	(5,328)
Other income, net	1,732	(1,404)	e	328
Income (loss) from continuing operations before income taxes	(42,951)	(18,853)		(61,804)
Income tax expense	(754)	3	e	(751)
Income (loss) from continuing operations	$(43,705)	$(18,850)		$(62,555)

Distribution declared per common unit	$1.279			$1.279

Basic and diluted loss per unit
Net loss from continuing operations allocated to common units	$(21,830)			$(31,245)
Weighted average number of common units outstanding - basic and diluted	18,374			18,374
Basic and diluted net loss from continuing operations per common unit	$(1.19)			$(1.70)

Net loss from continuing operations allocated to subordinated units	$(21,875)			$(31,310)
Weighted average number of subordinated units outstanding - basic and diluted	18,152			18,152
Basic and diluted net loss from continuing operations per subordinated unit	$(1.20)			$(1.72)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AMID Predecessor
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(in thousands, except per unit amounts)

	Historical AMID Predecessor Consolidated	Sale of Propane Business		Proforma AMID Predecessor Consolidated
Total revenue	$726,154	$(199,288)	e	$526,866

Operating expenses:
Cost of sales, excluding depreciation and amortization	605,682	(130,686)	e	474,996
Operating expense	65,584	(51,196)	e	14,388
General and administrative	46,362	(12,278)	e	34,084
Depreciation and amortization	40,230	(14,708)	e	25,522
Loss on disposal of assets, net	1,137	(993)	e	144
Total costs and expenses	758,995	(209,861)		549,134
Operating income (loss)	(32,841)	10,573	e	(22,268)
Other income (expenses)
Interest expense	(8,981)	61	e	(8,920)
Other income (expense)	8	(710)	e	(702)
Loss on extinguishment of debt	(1,634)	—		(1,634)
Loss from continuing operations before income taxes	(43,448)	9,924		(33,524)
Income tax benefit	(300)	1	e	(299)
Loss from continuing operations	$(43,748)	$9,925		$(33,823)

Distribution declared per common unit	$—			$—

Basic and diluted loss per unit
Net loss from continuing operations allocated to common units	$(9,460)			$(4,505)
Weighted average number of common units outstanding - basic and diluted	18,213			18,213
Basic and diluted net loss from continuing operations per common unit	$(0.52)			$(0.25)

Net loss from continuing operations allocated to subordinated units	$(9,490)			$(4,520)
Weighted average number of subordinated units outstanding - basic and diluted	18,210			18,210
Basic and diluted net loss from continuing operations per subordinated unit	$(0.52)			$(0.25)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Note 1. Basis of Presentation
On September 1, 2017, we completed the disposition of the Propane Business pursuant to the Membership Interest Purchase Agreement dated July 21, 2017, between AMID Merger LP, a wholly owned subsidiary of AMID, and SHV Energy N.V. (the "Purchase Agreement"). In connection with the transaction, we received approximately $169.0 million in cash, net of $1.0 million of customary closing adjustments.
The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and years ended December 31, 2016, 2015 and 2014 assume the Propane Business sale closed on January 1, 2014. The divested Propane Business excluded assets and liabilities as defined in the Purchase Agreement.
We derived the unaudited pro forma condensed consolidated statements of operations by applying pro forma adjustments related to the Propane Business sale to the AMID historical condensed consolidated financial statements for the six months ended June 30, 2017 as this is subsequent to the March 8, 2017 acquisition date of AMID Predecessor, and to the historical condensed consolidated financial statements of AMID Predecessor on a stand-alone basis for the years ended December 31, 2016, 2015 and 2014 due to the fact that JPE was the accounting acquirer and the combined financial results of the Partnership and JPE have not yet been filed with the SEC.

Note 2. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017
The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 gives effect to the event detailed in “Note 1. Basis of Presentation” as if the Propane Business sale occurred on June 30, 2017.

(a) Reflects the removal of assets and liabilities associated with the disposition of the Propane Business.

(b) Reflects the receipt of $170.0 million of sales proceeds, less customary closing adjustments of approximately $1.0 million and $2.5 million of balance sheet cash at closing associated with the Propane Business sale.

(c) Reflects an estimated $50.5 million gain from the Propane Business sale allocated between our general and limited partners as if the sale occurred on June 30, 2017.

Note 3. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2017

The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 gives effect to the event detailed in “Note 1. Basis of Presentation” as if the Propane Sale occurred on January 1, 2014.

(d) Reflects the elimination of operating revenues, operating expenses and other income (expenses) of the Propane Business sold.

Note 4. Unaudited Pro Forma Condensed Statements of Operations for the years ended December 31, 2016, 2015 and 2014

The accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014 give effect to the event detailed in “Note 1. Basis of Presentation” as if the Propane Sale occurred on January 1, 2014.

(e) Reflects the elimination of operating revenues, operating expenses and other income (expenses) of the Propane Business sold.
Note 5. Net Income (Loss) per Common Unit
As discussed above, the accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 represents the combined financial data of AMID and JPE post-merger ("the combined AMID") and net income (loss) is allocated to the combined AMID’s general partner and limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on the Series A, C and D convertible preferred units, limited partner units and general partner units, including incentive distribution rights, if applicable. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding during the period.

AMID method
AMID computes earnings per unit using the two-class method, which requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit are calculated as if all of the earnings for the period were distributed under the terms of AMID’s partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all earnings for a particular period.
The two-class method does not impact AMID’s overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds AMID’s aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of AMID’s aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for the period, the two-class method does not have any impact on our calculation of earnings per limited partner unit. We have no dilutive securities and therefore basic and diluted net income (loss) per common unit are the same.
AMID Predecessor method
As discussed above, the accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2016, 2015 and 2014 represent AMID Predecessor's stand-alone financial information and net loss per unit applicable to common limited partner units and to subordinated limited partner units is computed by dividing the respective limited partners’ interest in net loss for the period subsequent to the AMID Predecessor's IPO by the weighted-average number of common units and subordinated units outstanding for the period. Loss per limited partner unit is calculated in accordance with the two-class method for determining loss per unit for master limited partnerships (“MLPs”) when incentive distribution rights (“IDRs”) and other participating securities are present. For the years ended December 31, 2016, 2015 and 2014, dilutive loss per unit was equal to basic loss per unit because all instruments were antidilutive.
Note 6. Supplemental Information
The information in the tables below has been provided to give additional pro forma information on the combined AMID financial information to show the impact of the disposition on AMID as it is structured subsequent to the March 8, 2017 acquisition date of AMID Predecessor. As previously mentioned, the pro forma condensed consolidated statements of operations provided above for the years ended December 31, 2016, 2015 and 2014 reflect AMID Predecessor's stand-alone financial data; although the companies have been combined since the merger closed on March 8, 2017. The historical column in the tables below entitled "Historical AMID Consolidated" comes directly from the Form 8-K we filed with the SEC on May 24, 2017.

American Midstream Partners, LP, and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2016
(In thousands, except per unit amounts)

	Historical AMID Consolidated	Sale of Propane Business		Proforma AMID Consolidated

Total revenue	$726,922	$(141,893)	f	$585,029

Operating expenses:
Costs of sales	443,023	(49,671)	f	393,352
Direct operating expenses	123,372	(52,062)	f	71,310
Corporate expenses	99,430	(9,991)	f	89,439
Depreciation, amortization and accretion expense	106,818	(15,936)	f	90,882
Loss on sale of assets, net	2,870	(2,183)	f	687
Loss on impairment of property, plant and equipment	697	—		697
Goodwill impairment	15,456	(12,802)	f	2,654
Total operating expenses	791,666	(142,645)		649,021
Operating loss	(64,744)	752	f	(63,992)
Other income (expense):
Interest expense	(22,812)	36	f	(22,776)
Other income	628	(609)	f	19
Earnings in unconsolidated affiliates	46,746	—		46,746
Loss from continuing operations before taxes	(40,182)	179		(40,003)
Income tax expense	(2,578)	2	f	(2,576)
Net loss from continuing operations	$(42,760)	$181		$(42,579)

Limited partners' net loss per common unit:
Basic and diluted:
Loss from continuing operations	$(1.50)			$(1.49)

Weighted average number of common units outstanding:
Basic and diluted	51,195			51,195

American Midstream Partners, LP, and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(In thousands, except per unit amounts)

	Historical AMID Consolidated	Sale of Propane Business		Proforma AMID Consolidated

Total revenue	$913,887	$(167,829)	f	$746,058

Operating expenses:
Costs of sales	630,303	(62,621)	f	567,682
Direct operating expenses	127,480	(56,883)	f	70,597
Corporate expenses	77,835	(12,508)	f	65,327
Depreciation, amortization and accretion expense	98,596	(17,261)	f	81,335
Loss on sale of assets, net	3,920	(1,060)	f	2,860
Loss on impairment of property, plant and equipment	148,488	—		148,488
Total operating expenses	1,086,622	(150,333)		936,289
Operating loss	(172,735)	(17,496)		(190,231)
Other income (expense):
Interest expense	(20,120)	47	f	(20,073)
Loss on extinguishment of debt	—	—		—
Other income	1,732	(1,404)	f	328
Earnings in unconsolidated affiliates	8,201	—		8,201
Loss from continuing operations before taxes	(182,922)	(18,853)		(201,775)
Income tax expense	(1,888)	3	f	(1,885)
Net loss from continuing operations	$(184,810)	$(18,850)		$(203,660)

Limited partners' net loss per common unit:
Basic and diluted:
Loss from continuing operations	$(4.60)			$(5.03)

Weighted average number of common units outstanding:
Basic and diluted	45,050			45,050

American Midstream Partners, LP, and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(In thousands, except per unit amounts)

	Historical AMID Consolidated	Sale of Propane Business		Proforma AMID Consolidated

Total revenue	$1,020,792	$(185,526)	f	$835,266

Operating expenses:
Costs of sales	789,872	(116,924)	f	672,948
Direct operating expenses	109,543	(51,196)	f	58,347
Corporate expenses	72,744	(12,278)	f	60,466
Depreciation, amortization and accretion expense	72,527	(14,708)	f	57,819
Loss on sale of assets, net	5,080	(993)	f	4,087
Loss on impairment of property, plant and equipment	21,344	—		21,344
Total operating expenses	1,071,110	(196,099)		875,011
Operating loss	(50,318)	10,573		(39,745)
Other income (expense):
Interest expense	(16,558)	61	f	(16,497)
Loss on extinguishment of debt	(1,634)	—		(1,634)
Other income	(662)	(710)	f	(1,372)
Earnings in unconsolidated affiliates	348	—		348
Loss from continuing operations before taxes	(68,824)	9,924		(58,900)
Income tax expense	(857)	1	f	(856)
Net loss from continuing operations	$(69,681)	$9,925		$(59,756)

Limited partners' net loss per common unit:
Basic and diluted:
Loss from continuing operations	$(3.13)			$(2.64)

Weighted average number of common units outstanding:
Basic and diluted	27,524			27,524
_____________________________________________________________________________________________________
(f) Reflects the elimination of operating revenues, operating expenses and other income (expenses) of the Propane Business sold.

The revenue and cost of sales data presented in the pro forma condensed consolidated statements of operations of AMID consolidated within this Note are different from those presented in the pro forma condensed consolidated statements of operations of AMID Predecessor for the years ended December 31, 2016, 2015 and 2014 due to a difference in the mapping of the account Gain (loss) on derivatives of AMID Predecessor and AMID which has been retrospectively changed to be consistent post-merger. Net income (loss) data remain the same.

	Propane Business
	Revenue		Cost of Sales		Net Income (Loss)
	(in thousands)
Year Ended December 31	AMID Consolidated	AMID Predecessor	AMID Consolidated	AMID Predecessor	AMID Consolidated	AMID Predecessor
2016	$141,893	$140,731	$49,671	$48,509	$(181)	$(181)
2015	167,829	170,906	62,621	65,698	18,850	18,850
2014	185,526	199,288	116,924	130,686	(9,925)	(9,925)